UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2006

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 1.01. Entry Into a Material Definitive Agreement.

On October 27, 2006, Accentia Biopharmaceuticals, Inc. (the “Company”) entered into an amendment and termination of its Distribution Agreements with Argent Development Group, LLC (“Argent”) and Ryan Pharmaceuticals, Inc. (“Ryan”). Under those agreements, the Company held a license to three formulations of pain products marketed under the name “Xodol” (the “Xodol Products”). Under the amendment and termination, the Company relinquished its license to the Xodol products. In addition, the Company terminated its rights in and to certain other formulations of pain products licensed from Argent and Ryan.

Simultaneously, on October 27, 2006 the Company entered into an Asset Purchase Agreement with a non-affiliated third-party purchaser (the “Purchaser”) whereby the Purchaser purchased from the Company all rights to market and distribute the Xodol Products in North America, and the Company terminated all of its rights pursuant to a Supply Agreement with Mikart, Inc. (“Mikart”) for the Xodol Products. In connection with this transaction, the Purchaser paid a purchase price of $4,400,000 to the Company for the distribution rights, trademarks, tradenames, and inventory and the Company agreed to make payment for specific quantity of returned Xodol Products being received from Cardinal Health while the Purchaser has agreed to assume responsibility for all future returned products, discounts and chargebacks associated with the Xodol Products.

Item 5.02. Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

In order to modify the board’s composition to ensure that it contains a majority of directors that are “independent” within the meaning of applicable rules of the NASDAQ Global Market, on October 27, 2006, Martin G. Baum, Dennis L. Ryll, M.D., and Steven J. Stogel resigned as directors of the Company, as well as, and from any Boards of subsidiaries of the Company on which they served. Additionally, Mr. Baum resigned as President and Chief Operating Officer, Specialty Pharmaceuticals, a division of the Company, and as an employee of the Company and its subsidiaries including Teamm Pharmaceuticals, Inc. The separation was based on the Company’s decision to focus the division primarily on respiratory products with the division being renamed Accentia Biopharmaceuticals. The resignations described above were amicable and not the result of any disagreement with the Company known to an executive officer of the Company on any matter relating to the Company’s operations, policies or practices.

Also on October 27, 2006, Edmund C. King was elected as a Class I director and as a member of the Audit Committee, the Governance and Nomination Committee, and the Compensation Committee of the Board and Todd D. Thomason was elected as a Class II Director as a member of the Audit Committee of the Board. With the resignations described above and these additions to the Board, a majority of all directors are considered independent under the rules of NASDAQ Global Market. By the Florida Business Corporation Act, both Mr. Thomason and Mr. King will be required to stand for re-election at the next annual meeting of shareholders even though the terms of their respective director classes do not then expire. The following is biographical information regarding Mr. King and Mr. Thomason:

Edmund C. King, age 71. Mr. King was a partner in Ernst & Young, an international accounting and consulting firm. While at Ernst & Young, Mr. King was that firm’s southern California senior healthcare partner and prior to that directed the southern California healthcare practice for Arthur Young & Company, one of the predecessor firms of Ernst & Young. During his 30 years with Ernst & Young, Mr. King counseled clients in structuring acquisitions and divestitures; advised on the development of strategic plans; directed the preparation of feasibility studies; assisted with operational and financial restructuring; directed and supervised audits of client financial statements; and provided expert witness testimony and technical SEC consultation. Commencing in 1999, Mr. King became a financial consultant to SmartGate, L.C. Mr. King has served as Chief Financial Officer and Director of Invisa, Inc. since November 2000 and Chief Financial Officer and Director of FlashPoint International, Inc. since October 2001. From January 1992, Mr. King has been a general partner of Trouver, an investment banking and financial consulting partnership. Mr. King is also a member of the Board of Directors of LTC Properties, Inc., NYSE listed real estate investment trust. Mr. King is a graduate of Brigham Young University having served on the National Advisory Council of that school’s Marriott School of Management, and has completed a Harvard University management course sponsored by Ernst & Young. Mr. King also has served as Chairman of the MPMA’s Long-Term Care Committee (Los Angeles Chapter) and is a past member of the National Association of Corporate Directors. He holds CPA certificates in the states of California and Utah.

Todd D. Thomason, age 39. Since 2004, Mr. Thomason has been a Principal of Cornerstone Investment LLC and Owner of Thomason Developers which focus in real estate investment, development and property management in St. Louis and Kentucky-Barkley Lake. From 1994 to 2004, Mr. Thomason worked in Investment Banking for A.G. Edwards & Sons, Inc. where he was a Managing Director in the Healthcare Group with a focus in public and private capital raising and mergers and acquisitions. Prior to that Mr. Thomason was an Associate in Investment Banking for Chemical Securities, Inc. (now JPMorgan Chase) in the High Yield and Leasing Groups and a Financial Analyst in Investment Banking for Prudential-Bache Capital Funding in the Mergers and Acquisitions Group. Mr. Thomason holds a Bachelor’s degree in Economics and Philosophy from Columbia University and an MBA degree in Accounting and Finance from the University of Chicago.

Item 8.01 Other Events.

On October 4, 2006, the Company entered into an Asset Purchase Agreement with Tiber, Inc. (“Tiber”) whereby the Company sold and transferred to Tiber all of its rights to market and distribute Histexä HC, Histexä SR, Histexä Liquid, Histexä PD, Histexä and all reformulations (the “Histex Products”) in return for a cash down payment and the payment of specified royalties over a three-year period, subject to a minimum royalty totaling approximately $500,000 over that three year period. In addition, Tiber purchased the existing inventory of the Histex Products from the Company. Details of this Asset Purchase Agreement can be obtained by reference to the full agreement attached as an Exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey General Counsel

Date: October 31, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.1	Asset Purchase Agreement with Tiber, Inc. dated October 4, 2006

5